Exhibit 10.26
                                 -------------


THIS IS A SUMMARY OF THE ACTUAL AGREEMENT.


AGREEMENT FOR THE PROVISION OF LONG DISTANCE SERVICES EXECUTED BETWEEN ATSI COMUNICACIONES, S.A. DE C.V. HEREINAFTER REFERRED TO AS ATSI, REPRESENTED BY LIC. ELVIA SALAS GUERRERO DE STEFANO AND TELEFONOS DE MEXICO, S.A. DE C.V., HEREINAFTER REFERRED TO AS TELMEX, REPRESENTED BY LIC. SERGIO RODRIGUEZ MOLLEDA IN ACCORDANCE WITH THE FOLLOWING RECITALS AND CLAUSES:

Objective
---------

Upon the date that ATSI begins sending traffic for its termination by Telmex and in accordance with the Requests for Long Distance Services, Telmex shall provide Long Distance Services as required by ATSI.

Both parties agree that all services under this Agreement will be provided only when a consideration in writing has been agreed to except for what is established in paragraph 14.2 of this Agreement.

The Long Distance Services will be governed by the Clauses of this Agreement and particularly by the conditions established in the Addendums listed below in addition to those agreed upon from time to time by the parties according to the terms established in Paragraph 14 of this Agreement.

         Addendum                           Objective and Contents
         --------                           ----------------------
            A                               Interconnection Points
            B                               Long Distance Services Requests
            C                               Rates and Discount Plans

The Addendums above as well as any other agreed to by the parties and expressly related with this Agreement will be governed by the terms and conditions contained in this Agreement.

In the event of any discrepancy between the Agreement and any Addendums, the Agreement will prevail.

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

Long Distance Services Requests
-------------------------------

ATSI shall request from Telmex the Long Distance Services at the monthly meetings to be held between the Parties on the date and location the Parties agree to. At the same time the Parties will execute a Long Distance Services Request that will contain the agreements reached at such meeting, including, without limitation the commencement date and city where services are requested in the understanding that the agreements reached at the monthly meeting referred to will be contained in the Long Distance Service Request duly signed by the Parties.

The Long Distance Services will be provided within the timeframe the Parties agree to at the monthly meeting. Nevertheless, in the event of not agreeing to a specific date to provide the services, the Long Distance Services will be provided within 180 calendar days of the meeting held in the understanding that Telmex shall put forth its best efforts so that the services are provided within 90 days of the meeting.

Nonetheless, within three months of the execution of this Agreement, ATSI shall provide Telmex an estimate of its future monthly needs for Long Distance Services for a minimum period of three years to be included on the Form of Estimate of Demand for Long Distance Services contained in an Addendum that the Parties agree to in accordance with Paragraph 15 of this Agreement. ATSI shall ratify or update the Estimate of Demand for Long Distance Services annually and at least six months before the end of each year. This Estimate of Long Distance Services does not bind ATSI to utilize them nor Telmex to acquire any type of equipment or make modifications or changes to its infrastructure. The requests for Long Distance Services executed by the Parties will be used by Telmex as a base to calculate the infrastructure required to provide long distance services, ATSI agrees to provide Telmex at least 70% of the traffic referred to in its monthly service request.

Each semester Telmex shall verify if ATSI has complied with the above stipulation of providing Telmex with 70% of the traffic referred to in its monthly service request. If it is determined that ATSI has not delivered at least 70% of the traffic agreed to ATSI will be subject to the penalty specified in Paragraph 2.3. The Parties agree that the commitment of traffic shall apply only during the first year after implementation of the services included in each service request in the understanding that if the total amount of traffic delivered by ATSI to Telmex for each service request during a period of six months corresponds to 70% of the traffic the penalty shall not apply.

Since the Long Distance Services will be for a minimum term of one year, the parties agree that in the event ATSI requests in writing the cancellation or address change of the interconnection of any Long Distance Service provided by Telmex before the minimum term expires, ATSI shall pay Telmex the installation expenses of interconnection divided by 12 and multiplied by the number of months remaining to complete one calendar year plus 50% of the monthly rate for such lines. After one year of delivery of the services no penalty shall apply.

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

However, Telmex must install the capacity as well as have available the circuits, central offices, ports, services, lines and other elements of its Long Distance Network necessary to satisfy the demand of Long Distance Services within the terms established in this Paragraph as presented by ATSI in its Service Requests always and when ATSI is current in its payment obligations established in this Agreement

Responsibilities of the Parties
-------------------------------

Each Party shall be responsible for providing its own Long Distance Connection Ports, systems, programs and other equipment required in its own Central Offices and Installations. As well Telmex shall be responsible for installing the lines required in the understanding that in the event that ATSI does not comply with the delivery to Telmex of 70% of the traffic for its Long Distance Services for six months of services in accordance with the contained in the paragraph above, ATSI shall pay Telmex the installation expenses for the lines contained in each service request where ATSI did not comply divided by 2 plus 50% of the rate for the monthly recurring of each line, rates that Telmex has registered with the Federal Telecommunications Commission. ATSI shall be responsible for providing without charge access to its infrastructure and any locations where Telmex's Transmission equipment is collocated that includes electrical power, air conditioning and other facilities required as well as access to those sites 24/7/365.

Consideration
-------------

ATSI agrees to pay Telmex the amounts corresponding to the Long Distance Services as contained in Addendum C of this Agreement.

In any event, the amounts are subject to the Value Added Tax and any other applicable tax.

Modifications
-------------

In the event that ATSI modifies the Long Distance Service Requests or Technical Agreements and as a result of such modification the original costs directly related with the Long Distance Services would increase, ATSI shall upon previous agreement with Telmex, pay the amount corresponding to the original amount plus an amount agreed to by the parties that reflects the increase in its costs. If such agreement is not reached between the Parties, Telmex may deny such modifications to such Service Request. Such denial will not be a cause for termination of this Agreement and the Long Distance Service will continue to be provided as originally agreed to.

Other Considerations
--------------------

If in the future the Parties agree that Telmex shall provide additional services other than those contained in this Agreement, the consideration for such Services will be agreed to by both Parties previous to the provision of services

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

Payment Location
----------------

Any consideration, expense or reimbursement owed by Telmex will be paid by Telmex at ATSI's address. As well, any consideration, expense or reimbursement owed by ATSI will be paid by ATSI at Telmex's address.

Payment Terms
-------------

For the payment of the considerations for the Long Distance services of this Agreement, the following payment terms shall apply:

Invoices
--------

Telmex shall send ATSI a monthly invoice to the address stated in this Agreement for the Long Distance Services provided in the previous month. Said invoices shall have a complete description of the Long Distance Services provided during such period and any traffic and technical information agreed to by the Parties

Within eighteen (18) calendar days of receipt of the invoice, ATSI shall review such invoices and if necessary, dispute any charges. If ATSI does not dispute any charges in this timeframe all charges shall be considered accepted.

Payment
-------

ATSI shall pay Telmex in Mexican pesos through a check or cash, deposit in account or any other method agreed to by the Parties within eighteen (18) calendar days of receipt of invoice.

Default
-------

The Agreement may be terminated if any of the following events occur:

         1. If any of the Parties concessions were to be revoked by the Mexican government.
         2. If ATSI does not pay Telmex amounts exceeding 1,750,000 including late fees for more than thirty (30) days following the payment date.
         3. In the event ATSI utilizes the Services to terminate, transport or refile switched public traffic originating in another city or country as well as call-back and bypass traffic.

Term
----

The Agreement shall be effective for one year upon execution of this Agreement unless terminated for any causes of default. At the end of the first year, any party may terminate this Agreement by giving thirty (30) days written notice to the other Party of its intent to terminate this Agreement



ATSI Comunicaciones S.A de C.V.
Signature: /S/ Lic. Elvia Salas Guerrero de Stefano
Name:  Lic. Elvia Salas Guerrero de Stefano
Title:  Legal Representative
Date: January 18, 2002


TELMEX S.A de C.V.
Signature: /S/ Lic. Sergio Rodriguez Molleda
Name: Lic. Sergio Rodriguez Molleda
Title: Legal Representative
Date: January 18, 2002


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